UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 7, 2008 (February 6, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2008, the Seneca Gaming Corporation (SGC) formally announced the selection of Catherine A. Walker to be its next Chief Operating Officer.

Ms. Walker has been a casino executive since 1995, and is joining Seneca Gaming Corporation from the Trump Marina Hotel Casino in Atlantic City, New Jersey, where she has served as General Manager since December 2003.  Prior to that time, she served as General Manager of the Trump Taj Mahal Casino in Atlantic City from April 2003 to December 2003, and as General Manager of the Trump Indiana Hotel Casino in Gary, Indiana from August 2000 to April 2003.  Ms. Walker’s professional experience also includes serving in managerial positions with Harrah’s Casino in East Chicago, Indiana and Players Island Hotel Casino in Lake Charles, Louisiana, and serving for 13 years as an Assistant General Counsel with the New Jersey Casino Control Commission.

Ms. Walker’s commencement date with Seneca Gaming Corporation is dependent upon her receipt of all applicable licensing approvals with the Seneca Gaming Authority, the third party regulatory agency responsible for oversight of gaming at the Seneca Nation of Indians’ casino facilities.   SGC and Ms. Walker are negotiating the terms of her employment agreement, which will be filed with the Securities and Exchange Commission upon execution by the parties.

A copy of the press release announcing the selection of Ms. Walker is attached to this Current Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: February 7, 2008		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

99.1*	Press release.

*  Filed herewith